EXHIBIT 99.1

FOR IMMEDIATE RELEASE	Contact:	Jim Bauer Investor Relations (678) 473-2647 jim.bauer@arrisi.com
ARRIS ANNOUNCES PRELIMINARY AND UNAUDITED
SECOND QUARTER 2008 RESULTS
Suwanee, Ga. (July 30, 2008) ARRIS Group, Inc. (NASDAQ:ARRS), a global technology leader in advanced cable telephony and broadband access equipment, next generation high-speed data and video applications, and operations software solutions, today announced preliminary and unaudited financial results for the second quarter 2008.
Second quarter 2008 revenues of $281.1 million increased $7.6 million, or 2.8%, as compared to first quarter revenues of $273.5 million. Second quarter and first half 2008 revenues increased $28.4 million, or 11.2%, and $66.6 million, or 13.6%, respectively, as compared to the same periods in 2007, primarily due to the C-COR acquisition. Second quarter 2008 gross margin was $92.9 million, or 33.0%, as compared to $85.2, or 31.2%, in the first quarter 2008 and $72.4 million, or 28.6%, in the second quarter 2007. Order backlog increased to $206.0 million at the end of the second quarter as compared to $147.0 million at the end of the first quarter. Book-to-bill ratio in the second quarter was 1.21.
GAAP net income in the second quarter 2008 was $0.08 per diluted share, as compared to $0.21 per diluted share for the second quarter 2007. Adjusted (non-GAAP) net income in the second quarter 2008 was $0.15 per diluted share, as compared to $0.22 per diluted share for the second quarter 2007. Items excluded from the computed adjusted (non-GAAP) net income include: amortization of intangibles, certain acquisition gains and expenses, certain tax benefits and costs, equity compensation expense, and adjustments to restructuring accruals. A reconciliation of GAAP to adjusted (non-GAAP) earnings per share is attached to this release and also can be found on the Company’s website (www.arrisi.com).
The Company ended the second quarter 2008 with $297.8 million of cash and short-term investments, which compares to $293.0 million at the end of the first quarter 2008. The Company generated $10.4 million of cash from operating activities in the second quarter 2008.

“I am very pleased that despite the challenging economic climate, we can report that sales, earnings and margins are up quarter over quarter and we look for continuing strength in the second half of 2008 as we enter the third quarter with a healthy backlog,” said Bob Stanzione, ARRIS Chairman & CEO. “The demand for ARRIS products remains strong as our customers see increasing competition and new service demands in their markets. International opportunities continue to unfold as evidenced by our recent CMTS agreement last month with the largest cable operator in Germany and new opportunities in Canada and Mexico. We are well positioned to take advantage of customer and end user demands for high speed data services, VoIP, on-demand video, ad insertion, OSS solutions and network upgrades to accommodate increased high definition channel offerings and streaming video.”
“We enter the second half of 2008 with a strong order book and an improving margin profile,” said David Potts, ARRIS EVP & CFO. “I am also very pleased with the solid progress that we have made with the integration of C-COR and the progress that we have made towards the overall financial goals that we outlined at our Investor Conference in March. At this point, we project that revenues for the Company in the third quarter 2008 will be in the range of $288 to $308 million with GAAP net income per diluted share in the range of $0.13 to $0.18 and adjusted (non-GAAP) net income per diluted share, in the range of $0.19 to $0.24.
ARRIS management will conduct a conference call at 5:00pm EDT, today, Wednesday, July 30, 2008, to discuss these results in detail. You may participate in this conference call by dialing 888-713-4209 or 617-213-4863 for international calls prior to the start of the call and providing the ARRIS Group, Inc. name, conference passcode 38778423 and Jim Bauer as the moderator. Please note that ARRIS will not accept any calls related to this earnings release until after the conclusion of the conference call. A replay of the conference call can be accessed approximately two hours after the call through August 4, 2008 by dialing 888-286-8010 or 617-801-6888 for international calls and using the passcode 25608915. A replay also will be made available for a period of 12 months following the conference call on ARRIS’ website at www.arrisi.com.
ARRIS is a global communications technology company specializing in the design, engineering and supply of technology supporting triple and quad-play broadband services for residential and business customers around the world. The company supplies broadband operators with the tools and platforms they need to deliver reliable telephony, demand driven video, next-generation advertising and high-speed data services. ARRIS products expand and help grow network capacity with access and outside plant construction equipment, reliably deliver voice, video and data services and assure optimal service delivery for end customers. Headquartered in Suwanee, Georgia, USA, ARRIS has R&D centers in Atlanta, Chicago, Beaverton, State College, Wallingford, Ireland and

China, and operates support and sales offices throughout the world. Information about ARRIS products and services can be found at http://www.arrisi.com.
Forward-looking statements:
Statements made in this press release, including those related to:
•	third quarter and 2008 revenues, gross margin, and net income;

•	full year 2008 outlook, and

•	the general market outlook;
are forward-looking statements. These statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Among other things,
•	projected results for the third quarter as well as the general outlook for 2008 and beyond are based on preliminary estimates, assumptions and projections that management believes to be reasonable at this time, but are beyond management’s control;
•	because the market in which ARRIS operates is volatile, actions taken and contemplated may not achieve the desired impact relative to changing market conditions and the success of these strategies will be dependent on the effective implementation of those plans while minimizing organizational disruption.
In addition to the factors set forth elsewhere in this release, other factors that could cause results to differ from current expectations include: the uncertain current economic climate and its impact on our customers’ plans and access to capital; the impact of rapidly changing technologies; the impact of competition on product development and pricing; the ability of ARRIS to react to changes in general industry and market conditions including regulatory developments; rights to intellectual property, market trends and the adoption of industry standards; and consolidations within the telecommunications industry of both the customer and supplier base. These factors are not intended to be an all-encompassing list of risks and uncertainties that may affect the Company’s business. Additional information regarding these and other factors can be found in ARRIS’ reports filed with the Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2007 and its Form 10-Q for the quarter ended March 31, 2008. The Company expressly disclaims any obligation to update publicly or otherwise these statements, whether as a result of new information, future events or otherwise.

ARRIS GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30,	March 31,		September 30,	June 30,
	2008	2008	December 31,	2007	2007
	(unaudited)	(unaudited)	2007	(unaudited)	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$290,266	$243,515	$323,797	$370,708	$444,020
Short-term investments, at fair value	7,503	49,513	68,011	217,845	160,315

Total cash, cash equivalents and short-term investments	297,769	293,028	391,808	588,553	604,335

Restricted cash	7,051	7,186	6,977	3,142	3,136
Accounts receivable, net	168,664	159,881	166,953	130,216	120,680
Other receivables	9,067	6,074	4,330	5,000	6,845
Inventories, net	147,716	125,105	131,792	118,227	90,542
Prepaids	5,305	5,680	5,856	3,626	3,250
Current deferred income tax assets	43,749	47,051	44,939	19,602	23,239
Other current assets	15,707	8,209	4,841	13,703	10,773

Total current assets	695,028	652,214	757,496	882,069	862,800

Property, plant and equipment, net	60,823	60,747	59,156	31,251	30,196
Goodwill	452,398	453,454	455,352	150,569	150,569
Intangible assets, net	244,575	257,029	269,893	115	172
Investments	9,937	10,200	6,412	8,916	3,151
Noncurrent deferred income tax assets	3,547	3,688	3,459	16,238	17,294
Other assets	11,383	12,624	10,181	9,084	7,517

	$1,477,691	$1,449,956	$1,561,949	$1,098,242	$1,071,699

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$68,476	$60,490	$58,852	$35,540	$46,015
Accrued compensation, benefits and related taxes	18,072	14,397	26,177	18,857	14,631
Accrued warranty	7,566	7,919	8,298	4,085	4,393
Deferred revenue	28,100	19,901	8,474	6,273	7,195
Current portion of long-term debt	314	310	35,305	—	—
Other accrued liabilities	23,221	27,980	42,121	20,854	20,806

Total current liabilities	145,749	130,997	179,227	85,609	93,040
Long-term debt, net of current portion	276,606	276,686	276,765	276,000	276,000
Accrued pension	11,362	10,905	10,455	11,810	12,778
Noncurrent income tax payable	6,250	6,487	6,322	5,262	4,334
Noncurrent deferred income tax liability	48,725	47,090	45,255	—	—
Other long-term liabilities	18,694	19,704	18,158	8,404	8,724

Total liabilities	507,386	491,869	536,182	387,085	394,876

Stockholders’ equity:
Preferred stock	—	—	—	—	—
Common stock	1,358	1,357	1,356	1,104	1,102
Capital in excess of par value	1,098,581	1,095,716	1,093,498	789,348	782,717
Treasury stock at cost	(76,007)	(76,007)	(572)	—	—
Unrealized gain (loss) on marketable securities	66	151	20	(151)	—
Unfunded pension liability	(3,358)	(3,358)	(3,358)	(4,462)	(4,462)
Accumulated deficit	(50,151)	(59,588)	(64,993)	(74,498)	(102,350)
Cumulative translation adjustments	(184)	(184)	(184)	(184)	(184)

Total stockholders’ equity	970,305	958,087	1,025,767	711,157	676,823

	$1,477,691	$1,449,956	$1,561,949	$1,098,242	$1,071,699

ARRIS GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2008	2007	2008	2007
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net sales	$281,110	$252,718	$554,616	$487,971
Cost of sales	188,226	180,342	376,484	346,848

Gross margin	92,884	72,376	178,132	141,123
Gross margin %	33.0%	28.6%	32.1%	28.9%

Operating expenses:
Selling, general, and administrative expenses	37,046	26,455	74,028	50,630
Research and development expenses	27,662	17,791	55,784	35,887
Restructuring and impairment charges	175	—	580	421
Amortization of intangible assets	12,454	58	25,708	116

	77,337	44,304	156,100	87,054

Operating income	15,547	28,072	22,032	54,069
Other expense (income):
Interest expense	1,722	1,652	3,226	3,320
Loss (gain) on investments	171	(1,444)	173	(1,425)
Loss (gain) on foreign currency	350	(146)	(640)	176
Interest income	(1,702)	(6,459)	(4,387)	(12,942)
Gain related to terminated acquisition, net of expenses	—	—	—	(22,835)
Other (income) expense, net	65	51	29	116

Income from continuing operations before income taxes	14,941	34,418	23,631	87,659
Income tax expense	5,504	11,144	8,789	26,741

Net income	$9,437	$23,274	$14,842	$60,918

Net income per common share:
Basic	$0.08	$0.21	$0.12	$0.56

Diluted	$0.08	$0.21	$0.12	$0.55

Weighted average common shares:
Basic	122,741	109,398	126,752	108,935

Diluted	124,651	111,698	128,190	111,340

ARRIS GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2008	2007	2008	2007
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Operating Activities:
Net income	$9,437	$23,274	$14,842	$60,918
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	5,132	2,648	10,095	5,145
Amortization of intangible assets	12,454	58	25,708	116
Stock compensation expense	2,840	3,378	5,391	6,034
Deferred income tax provision	5,078	4,924	4,572	9,626
Amortization of deferred finance fees	278	278	557	557
Provision for doubtful accounts	9	225	214	596
Gain related to previously written off receivables	—	—	—	(377)
Gain on disposal of fixed assets	(2)	—	(2)	—
Loss on investments	171	(1,444)	173	(1,425)
Gain related to terminated acquisition, net of expenses	—	—	—	(22,835)
Excess tax benefits from stock-based compensation plans	—	(1,676)	—	(6,531)
Changes in operating assets & liabilities, net of effects of acquisitions and disposals:
Accounts receivable	(8,272)	4,851	(770)	(5,972)
Other receivables	(2,993)	3,043	(4,737)	(4,289)
Inventory	(21,920)	(12,356)	(14,419)	3,684
Income taxes payable	(3,078)	(7,024)	(2,997)	(5,731)
Accounts payable and accrued liabilities	14,795	7,033	4,501	(17,809)
Other, net	(3,509)	688	(2,193)	2,158

Net cash provided by operating activities	10,420	27,900	40,935	23,865

Investing Activities:
Purchases of property, plant, and equipment	(5,363)	(4,768)	(11,792)	(7,055)
Cash proceeds related to terminated acquisition, net of expenses paid	—	(327)	—	10,554
Cash paid for hedge related to terminated acquisition	—	—	—	(26,469)
Cash proceeds from hedge related to terminated acquisition	—	—	—	38,750
Cash paid for acquisition, net of cash acquired	(227)	—	(4,419)	—
Cash proceeds from sale of property, plant & equipment	13	—	237	—
Cash proceeds from sale of short-term investments	16	—	16	—
Purchases of short-term-investments	—	(69,715)	(16,887)	(197,850)
Disposals of short-term-investments	41,964	44,010	72,464	125,110

Net cash provided by (used in) investing activities	36,403	(30,800)	39,619	(56,960)

Financing Activities:
Payment of debt and capital lease obligations	(99)	—	(35,196)	—
Treasury stock repurchase	—	—	(75,960)	—
Excess tax benefits from stock-based compensation plans	—	1,676	—	6,531
Employer repurchase of shares to satisfy minimum tax withholdings	(796)	(1,690)	(1,035)	(1,690)
Proceeds from issuance of stock and other	823	5,617	(1,894)	10,656

Net cash provided by (used in) financing activities	(72)	5,603	(114,085)	15,497
Net increase (decrease) in cash and cash equivalents	46,751	2,703	(33,531)	(17,598)
Cash and cash equivalents at beginning of period	243,515	441,317	323,797	461,618

Cash and cash equivalents at end of period	$290,266	$444,020	$290,266	$444,020

ARRIS GROUP, INC.
SUPPLEMENTAL NET INCOME RECONCILIATION
(in thousands, except per share data)
(unaudited)

	Q1 2008		Q2 2008		YTD 2008
		Per Diluted		Per Diluted		Per Diluted
	Amount	Share	Amount	Share	Amount	Share
Net income	$5,405	$0.04	$9,437	$0.08	$14,842	0.12

Highlighted items:
Impacting gross margin:
Stock compensation expense	201	—	245	—	446	—

Impacting operating expenses:
Integration costs	427	—	—	—	427	—
Restructuring charges — adjustments to existing accruals	405	—	175	—	580	—
Amortization of intangible assets	13,254	0.10	12,454	0.10	25,708	0.20
Stock compensation expense	2,350	0.02	2,595	0.02	4,945	0.04

Tax related to highlighted items above	(6,294)	(0.05)	(5,732)	(0.05)	(12,026)	(0.09)

Total highlighted items	10,343	0.08	9,737	0.08	20,080	0.16

Net income excluding highlighted items	$15,748	$0.12	$19,174	$0.15	$34,922	$0.27

		131,981		124,651		128,190

	Q1 2007		Q2 2007		YTD 2007
		Per Diluted		Per Diluted		Per Diluted
	Amount	Share	Amount	Share	Amount	Share
Net income	$37,644	$0.34	$23,274	$0.21	$60,918	0.55

Highlighted items:
Impacting gross margin:
Stock compensation expense	165	—	229	—	394	—

Impacting operating expenses:
Gains related to previously written off receivables	(377)	—	—	—	(377)	—
Restructuring charges — adjustments to existing accruals	421	—	—	—	421	—
Amortization of intangible assets	58	—	58	—	116	—
Stock compensation expense	2,491	0.02	3,149	0.03	5,640	0.05

Impacting net income (loss) from continuing operations:
Gains related to terminated acquisition, net of expenses	(22,835)	(0.21)	—	—	(22,835)	(0.21)
Gain on deferred compensation assets	—	—	(1,345)	(0.01)	(1,345)	(0.01)

Impacting income tax expense:
Adjustments of income tax valuation allowances and research & development credits and other	(3,246)	(0.03)	—	—	(3,246)	(0.03)

Tax related to highlighted items above	7,754	0.07	(670)	(0.01)	7,084	0.06

Total highlighted items	(15,569)	(0.14)	1,421	0.01	(14,148)	(0.13)

Net income excluding highlighted items	$22,075	$0.20	$24,695	$0.22	$46,770	$0.42

		110,988		111,698		111,340

With respect to stock compensation expense, ARRIS records non-cash compensation expense related to grants of options and restricted stock. Depending upon the size, timing and the terms of the grants, this non-cash compensation expense may vary significantly. In prior periods, ARRIS recognized a gain in Q1 of 2007 associated with previously written off receivables. With respect to amortization of intangibles, the intangibles being amortized relate to our recent acquisition of C-COR. The restructuring charge adjustments reflect items that, although they or similar items might recur, are of a nature and magnitude that identifying them separately provides investors with a greater ability to project ARRIS’ future performance. In the second quarter of 2007, ARRIS realized a gain before tax of $1.3 million on its deferred compensation asset that had been previously recorded as an unrealized gain on the balance sheet. During the first quarter of 2007, ARRIS announced that it entered into a transaction agreement with TANDBERG Television ASA, in which ARRIS was to buy all the outstanding shares of TANDBERG. ARRIS was subsequently outbid by another buyer and the transaction agreement was terminated during the first quarter 2007. ARRIS recorded gains, net before tax, of $22.8 million related to the termination of the transaction (termination fee, foreign exchange gains, and expenses). The net termination fee resulted in a capital gain which provided greater access to prior tax capital losses that had previously been viewed as more likely than not unrealizable. As a result, net income tax valuation allowances totaling $3.2 million were reversed in the first quarter 2007. During the first quarter of 2008, ARRIS recorded incremental costs of $0.4 million as a result of the C-COR integration.
In assessing operating performance and preparing budgets and forecasts, ARRIS’ management considers performance after making these adjustments and believes that providing investors with the same information provides greater transparency and insight into management’s analysis. ARRIS expects to continue providing similar information in the future with schedules reconciling the differences between GAAP and non-GAAP financial measures.

ARRIS GROUP, INC.
Supplemental Third Quarter
Net Income Reconciliation (unaudited)
Q3 EPS 2008 Guidance

Estimated GAAP EPS — diluted	$0.13 - $0.18
Reconciling Items
Amortization of intangibles, after tax	0.05
Stock compensation expense, after tax	0.01

Subtotal	0.06

Estimated adjusted (non-GAAP) EPS — diluted	$0.19 - $0.24

See the Supplemental Net Income Reconciliation for a discussion regarding management’s reasoning for providing this non-GAAP financial measure